                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                THE BUCKLE, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                                      N/A
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


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    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


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    (5) Total fee paid:


--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                THE BUCKLE, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 2, 1997



To Our Stockholders:

The Annual Meeting of Stockholders of The Buckle, Inc. will be held at the Ockinga Center on the University of Nebraska-Kearney campus, Kearney, Nebraska, on Monday June 2, 1997 at 10:00 A.M., for the following purposes:

     1. To elect a Board of Directors. The Board of Directors intends to nominate the following persons, each of whom currently serves as a Board member: Daniel J. Hirschfeld, Dennis H. Nelson, Karen B. Rhoads, Robert E. Campbell, William D. Orr, Ralph M. Tysdal and Bill L. Fairfield.

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for fiscal year ending January 31, 1998.

     3.  To approve the Company's 1997 Management Incentive Plan.

     4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 14, 1997, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

A copy of the Company's annual report is being mailed with this proxy statement to stockholders entitled to notice of this meeting.

By Order of the Board of Directors,



Wayne Daugherty, Secretary

April 30, 1997



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND RETURN THE
        ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                THE BUCKLE, INC.
                             2407 West 24th Street
                               Kearney, NE  68847

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD  JUNE 2, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Buckle, Inc. ("the Company") for use at the Annual Meeting of Shareholders of the Company to be held June 2, 1997, or at any adjournments of said meeting (the "Meeting"). The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

     The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, by telegram or by telephone. Copies of the Proxy Statement and proxy form will be first provided to shareholders on April 30, 1997.

                               VOTING INFORMATION

     As of April 14, 1997, the Company has outstanding 6,983,581 shares of Common Stock. Each share of Common Stock is entitled to one vote. Only holders of Common Stock of record on April 14, 1997 will be entitled to vote at the Annual Meeting of Shareholders. A holder of Common Stock is entitled to cumulate his or her votes in the election of directors and may give one or more candidates as many votes as the number of directors to be elected multiplied by the total number of shares owned by such shareholder. Under Nebraska law there are no conditions precedent to the exercise of cumulative voting rights. On all other matters which may come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Shareholders

     As of April 14, 1997, the Common Stock was held of record by 302 shareholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, and by all executive officers and directors as a group, as of April 14, 1997. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock assuming the exercise of all outstanding Options, except to the extent that authority is shared by spouses under applicable law, and
(ii) record and beneficial ownership with respect to their shares of Common
Stock.


Name of Beneficial Owner                                         Shares of Common Stock
----------------------------------------------------------------------------------------------------------
                                        Sole Voting and      Shared Voting and      Right to
                                        Investment Power   Investment Power (1)    Acquire (2)     Percent
                                        ----------------   --------------------    -----------     -------
Daniel J.Hirschfeld                         4,810,200                 0                    0        68.88%
Dennis H. Nelson                               11,000            11,100              544,200         7.52%
Karen B. Rhoads                                 1,000                 0               45,625          *
Bill L. Fairfield                                   0                 0                   50          *
Robert E. Campbell                                700                 0                  450          *
William D. Orr                                  1,000                 0                  450          *
Ralph M. Tysdal                                 1,000                 0                  450          *
All executive officers and
  directors as a group (12)                 4,829,300            16,201              836,213        72.65%
*  Less than 1%

(1) These amounts include shares owned within participants' 401(k) accounts for which the voting power is held by Grand Island Trust Co. Share amounts include Dennis H. Nelson with 500 and all executive officers as a group with 3,001.
(2) These amounts represent shares as to which the named individual has the right to acquire through exercise of options which are exercisable within the next 60 days.

                                   Proposal 1

                             ELECTION OF DIRECTORS

     Directors will be elected at the June 2, 1997 Annual Meeting to serve until the next Annual Meeting and until their successors are elected and qualified. The By-laws of the Company provide that seven directors are to be elected.

     The Board of Directors recommends the election of the seven nominees listed below. In the absence of instructions to the contrary, shares represented by the Proxy will be voted for the election of all such nominees to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in place of such nominee. Set forth below is certain information concerning the nominees which is based on data furnished by them.

     Daniel J. Hirschfeld, age 55. Mr. Hirschfeld is Chairman of the Board of the Company. He has served as Chairman of the Board since April 19, 1991. Prior to that time, Mr. Hirschfeld served as President and Chief Executive Officer. Mr. Hirschfeld has been involved in all aspects of the Company's business, including the development of the Company's management information systems.

     Dennis H. Nelson, age 47.   Mr. Nelson is the President and Chief Executive
Officer and a Director of the Company. He has served as President and Director since April 19, 1991. Mr. Nelson was elected as Chief Executive Officer by the Board of Directors on March 17, 1997. Mr. Nelson began his career with the Company in 1970 as a part-time salesman while he was attending Kearney State College (now the University of Nebraska - Kearney). While attending college, he became involved in merchandising and sales supervision for the Company. Upon graduation from college in 1973 Mr. Nelson became a full-time employee of the Company and he has worked in all phases of the Company's operations since that date. Prior to his election as President and Chief Operating Officer on April 19, 1991, Mr. Nelson performed all of the functions normally associated with those positions.

     Karen B. Rhoads, age 38. Ms. Rhoads is the Vice-President - Finance and a Director of the Company, and is the Chief Financial Officer. Ms. Rhoads was elected a Director on April 19, 1991. She worked in the corporate offices during college, and later worked part-time on the sales floor. Ms. Rhoads practiced as a CPA for

6 1/2 years, during which time she began working on tax and accounting matters for the company as a client. She has been employed with the Company since November, 1987.

     ROBERT E. CAMPBELL, AGE 54.   Mr. Campbell has been a Director of the
Company since July 1, 1991. Since 1985, Mr. Campbell has served as Chairman and Chief Executive Officer, and currently also President, of Miller & Paine, a company which owns and manages office and retail properties in Lincoln, Nebraska. Before 1988, Miller & Paine owned and operated department stores in Lincoln and Grand Island, Nebraska, which were sold to Dillards Department Stores, Inc.

     WILLIAM D. ORR, AGE 62.   Mr. Orr has been a Director of the Company since
July 1, 1991. He presently serves as Senior Vice President, Agency and Marketing Operations, of Woodmen Accident & Life Company, an insurance company in Lincoln, Nebraska, a position he has held since 1987. Mr. Orr also is a member of the Board of Directors of Woodmen, and has worked for Woodmen since 1960.

     RALPH M. TYSDAL, AGE 59.   Mr. Tysdal has served as a Director of the
Company since July 1, 1991. Mr. Tysdal owns and operates McDonald's restaurants in Broken Bow, Lexington, North Platte and Ogallala, Nebraska. He began his McDonald's ownership in 1978.

     BILL L. FAIRFIELD, AGE 50. Mr. Fairfield has served as a Director of The Buckle, Inc. since May 30, 1996. Since 1991, Mr. Fairfield has held the position of President and Chief Executive Officer of Inacom Corp., a technology management services company. Prior to 1991 Mr. Fairfield was CEO of Valcom, the predecessor company to Inacom Corp.

Meetings and Committees of the Board

     During fiscal 1996, four meetings of the Board of Directors, seven meetings of the Executive Committee, eight meetings of the Compensation Committee and one meeting of the Audit Committee were held. No Director was absent from more than twenty-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served. The Company has no nominating committee, but it does have the following standing committees:

          Executive Committee. The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee establishes compensation for all non-officer employees of The Company. The Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board. Members of the Executive Committee presently are Daniel J. Hirschfeld, Dennis H. Nelson, and Karen
     B. Rhoads.

          Audit Committee. The Audit Committee meets with the Company's chief financial officer and independent accountants to review the scope of auditing procedures and the policies relating to internal auditing procedures and controls and to review the Company's public financial statements. The current members of such committee are William D. Orr, Robert E. Campbell, Bill L. Fairfield and Ralph M. Tysdal.

          Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding officer compensation. The Compensation Committee also administers the Company's 1991 Stock Incentive Plan, the Company's Non-Qualified Stock Option Plan and Agreement with Dennis Nelson, the Company's 1991 Non-Qualified Stock Option Plan, the Company's 1993 Executive Stock Option Plan, the Company's 1995 Executive Stock Option Plan, the 1995 Management Incentive Plan, and the 1997 Management Incentive Plan. The current members of the Compensation Committee are Bill L. Fairfield, Robert E. Campbell, William D. Orr, and Ralph M. Tysdal.

Director Compensation

     For their services as Directors in fiscal 1996, the members of the Board of Directors who are not employees of the Company were paid $6,000 annually and $1,000 for each quarterly board meeting they attended. For fiscal 1997, the annual fee has been increased to $9,000 and the quarterly meeting fee has been increased to $1,500. In addition, each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. Options to purchase 100 shares are granted to each non-employee Director on the first day of each fiscal year of the Company. In addition, each non-employee Director is granted an option to purchase 100 shares on the date such Director is first elected to the Board of Directors of the Company. All options have a term of ten years from the date of grant and are exercisable 25 percent immediately, with an additional 25 percent being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. Fair market value means the average of the highest and lowest quoted selling price of a share of Common stock as reported on the NASDAQ Automated Quotation System. There are no family relationships among any of the Directors or Officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 1996 have been complied with on a timely basis, except that Bill Fairfield's initial report on Form 3 was filed late, the annual reports on Form 5 for Dennis Nelson, Karen Rhoads, Scott Porter, James Shada, Gary Lalone, Wayne Daugherty, Bill Fairfield, Robert Campbell, Bill Orr and Ralph Tysdal were filed late, and one report on Form 4 for James Shada was filed late.

                                   Proposal 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Subject to stockholder ratification, the Board of Directors has reappointed the firm of Deloitte & Touche LLP, Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year 1997. Deloitte & Touche LLP has served as the independent auditors of the Company since December, 1990.

     Management recommends that stockholders vote "FOR" such ratification. Unless contrary instructions are given, the proxies solicited by management will be voted "FOR" such ratification. Ratification will require affirmative vote of holders of a majority of the Common Stock present or in proxy, at the meeting.

     One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                   Proposal 3

           APPROVAL OF THE COMPANY'S 1997 MANAGEMENT INCENTIVE PLAN

     The Board of Directors believes that the continued success of the Company depends on its ability to attract, retain and motivate key employees. Accordingly, and in view of the provisions of the current Internal Revenue
Code, (the "Code"), which impose certain limits on the Company's ability to deduct employee compensation, the Compensation Committee of the Board Of Directors has designed and recommends that the Company's shareholders approve the 1997 Management Incentive Plan (the "Plan"). In order for payment of certain incentive awards to be deductible by the Company under the Code such awards must be paid under a plan like the Plan, and shareholder approval of the Plan is necessary. The full text of the Plan is set forth in Exhibit "A" to this Proxy Statement, and the following discussion is qualified in its entirety by reference to the text of the Plan.

     The Plan is designed to motivate the Company's key employees to improve shareholder value by linking a portion of their cash compensation to the Company's financial performance.

Description of the Plan.

     The Plan is administered by the Compensation Committee of the Board of Directors, which committee is comprised solely of Directors who are "outside directors" as defined in Section 162(m) of the Code. The Committee's powers include authority, within the limitations set forth in the Plan, to select the persons to be granted awards, to determine the time when awards will be granted, to determine whether objectives and conditions for earning awards have been met, and to determine whether payment of an award will be made at the end of an award period or deferred.

     Key Employees (defined to include any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company) have been granted incentive awards for fiscal 1997 under the Plan. Incentive awards are cash bonuses. Each Participant in the Plan (a key Employee to whom an Award has been granted under the Plan) will receive an Award which will be a fixed percentage of the Management Bonus Pool. The amount to be contributed to the Management Bonus Pool is to be based on the Company's net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes, but including draws against such bonuses ("Pre-Bonus Net Income"). Net income from operations does not include earnings on cash investments. The Management Bonus Pool will be calculated as follows:

               (a) On the Company's first $10 million of Pre-bonus Net Income there will be nothing contributed to the Management Bonus Pool.

               (b) On Pre-bonus Net Income in excess of $10 million ("Excess Pre-Bonus Net Income") the amount to be contributed to the Management Bonus Pool will be based upon the increase in fiscal 1997 Pre-Bonus Net Income over fiscal 1996 Pre-Bonus Net Income, as follows:


                                         Percentage of Excess
                   Increase in         Pre-Bonus Net Income to be
               Pre-Bonus Net Income    Contributed to Bonus Pool
               --------------------    --------------------------
                   No increase                 15.5%
                   >  0 - 10%                  17.0%
                   > 10 - 20%                  18.0%
                   > 20 - 30%                  19.0%
                   > 30%                       20.0%


     No payment of an Award for the year will be made until the Company's Pre-Bonus Net Income for the year is certified by the Committee.

     The following table shows the percentage of the Management Bonus Pool to be paid to each of the executive officers who is listed in the compensation table and who is also a Participant in the Plan for fiscal 1997:


                                          Percentage of
                  Name of Participant  Management Bonus Pool
                  -------------------  ---------------------
                  Dennis H. Nelson           24.50%
                  Scott M. Porter            12.50%
                  James E. Shada             11.25%
                  Gary L. Lalone             11.25%
                  Wayne Daugherty            10.00%

     The Committee may amend the Plan from time to time, provided that no amendment to the Plan shall be effective unless approved by the Company's shareholders, to the extent that such shareholder approval is required under
Section 162(m) of the Code with respect to awards which are intended to qualify under that Section.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APROVE THE 1997 MANAGEMENT INCENTIVE PLAN.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's chief executive officer and each of the five other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended January 28, 1995, February 3, 1996, and February 1, 1997:


                           SUMMARY COMPENSATION TABLE

                                                              Long Term
                                                             Compensation
-------------------------------------------------------------------------
                                    Annual Compensation         Awards
-------------------------------------------------------------------------
Name                                                                       All Other
and                                                                        Compen-
Principal                                                      Options/    sation
Position            Year       Salary ($)        Bonus ($)     SARs (#)    ($) (1)
-----------------------------------------------------------------------------------
Daniel J.           1996       $  72,000       $0                 0        $  4,320
Hirschfeld          1995       $  72,000       $0                 0        $  4,320
Chairman and CEO    1994       $  72,000       $0                 0        $  4,320

Dennis H.           1996       $ 400,000       $853,738 (2)  41,200        $  7,654
Nelson              1995       $ 400,000       $564,793 (2)  41,200        $ 11,136
President           1994       $ 159,996       $655,317       1,200        $  8,404
and COO

Scott M.            1996       $ 200,000       $376,869 (3)  30,750        $  8,577
Porter              1995       $ 200,000       $232,396 (3)  30,750        $  9,654
Vice President      1994       $  51,000       $247,952         750        $  7,833
Men's Mdsg

James E.            1996       $ 175,000       $376,869 (4)  20,750        $  9,096
Shada               1995       $ 175,000       $232,396 (4)  20,750        $  9,274
Vice President      1994       $  51,000       $247,952         750        $  8,544
Sales

Gary L.             1996       $ 175,000       $376,869 (4)  20,750        $  9,096
Lalone              1995       $ 175,000       $232,396 (4)  20,750        $  9,620
Vice President      1994       $  51,000       $247,952         750        $  6,658
Sales

Wayne               1996       $ 150,000       $361,869 (5)  15,750        $  8,808
Daugherty           1995       $ 150,000       $217,396 (5)  15,750        $  8,963
Vice President      1994       $  51,000       $247,952         750        $  8,097
Operations


(1) These amounts include the Company's matching contribution into the 401(k) profit sharing plan for the plan years ended January 31, 1997, 1996 and 1995. The Company matched 100% of the employees' deferrals for each of these fiscal years, not exceeding 6% of gross earnings and subject to dollar limits per Internal Revenue Code regulations.

(2) Mr. Nelson's bonus for fiscal years 1996 and 1995 was calculated based upon the Company's 1995 Management Incentive Plan, as approved at the 1995 Annual Meeting of Stockholders (See "Report of the Compensation Committee"). Mr. Nelson's bonus for fiscal year 1994 was calculated based upon 5% of profits, including investment income, up to $10 million, plus 3% of profits over $10 million.

(3) Mr. Porter's bonus for fiscal years 1996 and 1995 was calculated based the Company's 1995 Management Incentive Plan, as approved at the 1995 Annual Meeting of Stockholders (See "Report of the Compensation Committee"). Mr. Porter's bonus for fiscal year 1994 was calculated based upon 2% of profits, excluding investment income, up to $10 million plus 1% of profits from $10 million to $15 million, and .6% of profits in excess of $15 million.

(4) Mr. Shada and Mr. Lalone's bonuses for fiscal yeas 1996 and 1995 were calculated based upon the Company's 1995 Management Incentive Plan, as approved at the 1995 Annual Meeting of Stockholders (See "Report of the Compensation Committee"). Mr. Shada and Mr. Lalone's bonuses for fiscal year 1994 were calculated based upon 2% of profits, excluding investment income, up to $10 million plus 1% of profits from $10 million to $15 million, and .6% of profits in excess of $15 million.

(5) Mr. Daugherty's bonus for fiscal years 1996 and 1995 was calculated based the Company's 1995 Management Incentive Plan, as approved at the 1995 Annual Meeting of Stockholders (See "Report of the Compensation Committee"). Mr. Daugherty's bonus for fiscal year 1994 was calculated based upon 2% of profits, excluding investment income, up to $10 million plus 1% of profits from $10 million to $15 million, and 0.6% of profits in excess of $15 million.

Board Compensation Committee Report on Executive Compensation

     The following report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company is engaged in a highly competitive industry, with fashion, selection, quality, price, location, store environment and service being the principal competitive factors. In order to succeed, the Company believes that it must be able to attract and retain highly qualified executives. The Company emphasizes the promotion of store managers and other management personnel from within. The Company's compensation philosophy is that each member in a position to make the Company grow should be rewarded more highly than other team members. Historically, this compensation philosophy has been reflected in the Company's policy of basing compensation of its key sales and merchandising employees primarily on performance bonuses.

     Compensation of the executive officers, other than Mr. Hirschfeld, who serves as Chairman and Chief Executive Officer, is based in large part on the Company's profits (as defined) and therefore is closely tied to the performance of the Company. Mr. Hirschfeld receives a salary but no other form of compensation, and particularly no other form of incentive compensation. Mr. Hirschfeld's salary was established based on Mr. Hirschfeld's recommendation. Mr. Hirschfeld believes that his significant stock ownership in the Company (68.88% as of April 14, 1997) provides sufficient incentive without the need for cash bonuses and/or stock options.

     For fiscal 1996, the compensation program for executive officers, other than the Chairman and Chief Executive Officer, consisted of salary, annual cash bonus, 401(k) plan and stock options. Salaries, cash bonuses and stock options were paid and granted in accordance with the 1995 Management Incentive Plan and the 1995 Executive Stock Option Plan, both of which were approved by the Shareholders at the Meeting held on June 2, 1995.

     Salary. Salaries for fiscal 1996 were identical to the salaries paid for fiscal 1995.

     Cash Bonus. Cash bonuses for the executive officers for fiscal 1996 were established pursuant to the 1995 Management Incentive Plan. Pursuant to the Plan, a targeted cash award and a variance percentage was established for each of the Company's executive officers. The targeted cash award was the cash award actually earned by each officer in fiscal 1995, and the variance percentage for each officer was the same as the variance percentage for fiscal 1995. The Committee also established the same performance goal for the Company for the year, which was a four percent increase in the Company's pre-tax and pre-bonus net income. The cash award for fiscal 1996 equaled the Participant's targeted award for the year, plus an amount equal to the Participant's variance percentage of the amount by which the Company's pre-tax and pre-bonus net income exceeded the Company's performance goal for the year. The targeted award and the variance percentage established for each executive officer who is listed in the Compensation Table and who is also a Participant in the Plan for fiscal 1996, are as follows:


                   Name          Targeted Award  Variance Percentage
                   ----          --------------  -------------------
           Daniel J. Hirschfeld      -------             ------
           Dennis H. Nelson         $564,793              4.0%
           Scott M. Porter          $232,396              2.0%
           James E. Shada           $232,396              2.0%
           Gary L. Lalone           $232,396              2.0%
           Wayne Daugherty          $217,396              2.0%


     For fiscal 1996, the targeted awards under the Plan for key employees not shown in the above table, ranged from $5,000 to $111,198, and the variance percentages for those persons ranged from 0.1 percent to 1.0 percent.

     Stock Options. Pursuant to the 1995 Executive Stock Option Plan, on February 2, 1996, the Compensation Committee granted options to twelve employees of the Company to purchase an aggregate of 169,000 shares of Common Stock at an exercise price of $19.00 per share, representing the fair market value of the shares subject to the options at the date of grant. The following information is submitted with regard to the number of options granted to the executive officers listed in the Compensation Table of the Company:


            Name                    Number of Shares
            ----                    ----------------
     Daniel J. Hirschfeld               -------
     Dennis H. Nelson                   40,000
     Scott M. Porter                    30,000
     James E. Shada                     20,000
     Gary L. Lalone                     20,000
     Wayne Daugherty                    15,000


     The options vested and became exercisable only if the Company met certain performance goals. One-half of the options granted to each individual vested in full only if the increase in the Company's pre-tax and pre-bonus net income was four percent or better; if there was no increase in the Company's pre-tax and pre-bonus net income, then the options lapsed; if the increase was less than two percent, then the options vested 25 percent; and if the increase was more than two percent but less than four percent, then the options were to be 50 percent vested. The remaining one-half of the options granted to each individual vested only if the increase in the Company's pre-tax and pre-bonus net income was 30 percent or more. The Company achieved both performance goals, and thus all options granted to executive officers and others on February 2, 1996, are fully vested and exercisable.

     For fiscal 1997, the Committee established a new incentive award system whereby each executive officer, and others, will be paid a fixed percentage of a Management Bonus Pool. The 1997 Management Incentive Plan is attached to this Proxy Statement as Exhibit "A". The Committee also recommended to the Board of Directors, and, at its meeting held on March 17, 1997, the Board of Directors authorized the Company to retain a consultant to review and advise the Committee and the Board with regard to all elements of the Company's compensation program. Although initial interviews have been held, a final decision on the consultant to be retained has not been made.

     The Compensation Committee has considered the application of the provision of the Internal Revenue Code which disallows a public company's deduction for top executive's compensation in the excess of $1,000,000. The Committee intends that all of the compensation payable to its executive officers be deductible for income tax purposes. The Committee believes that compensation payable pursuant to the 1995 Management Incentive Plan, the 1997 Management Incentive Plan, and the 1995 Executive Stock Option Plan achieves this objective under current tax law.

     This report was submitted by the Compensation Committee, which is comprised of:
                Bill L. Fairfield
                Robert E. Campbell
                Ralph M. Tysdal
                William D. Orr

Option Grants in Last Fiscal Year

The following table provides information on option grants in fiscal 1996 to the named executive officers.


                                                                                            Grant
                                                                                             Date
                             Individual Grants                                              Value
--------------------------------------------------------------------------------------------------
                                           % of
                                      Total Options/
                                           SARS
                       Options/         Granted to       Exercise                           Grant
                         SARS           Employees        or Base                             Date
                       Granted          in Fiscal         Price         Expiration         Present
Name                   (#) (1)           Year (2)         ($Sh)             Date           Value (3)
--------------------------------------------------------------------------------------------------
Daniel J.
Hirschfeld                None               N/A              N/A             N/A

Dennis H.                1,200             0.55%          $19.000         2/03/06         $ 11,088
Nelson                  40,000            18.40%          $19.000         1/31/06         $369,600

Scott M.                   750             0.34%          $19.000         2/03/06         $  6,930
Porter                  30,000            13.80%          $19.000         1/31/06         $277,200

James E.                   750             0.34%          $19.000         2/03/06         $  6,930
Shada                   20,000             9.20%          $19.000         1/31/06         $184,800

Gary L.                    750             0.34%          $19.000         2/03/06         $  6,930
Lalone                  20,000             9.20%          $19.000         1/31/06         $184,800

Wayne                      750             0.34%          $19.000         2/03/06         $  6,930
Daugherty               15,000             6.90%          $19.000         1/31/06         $138,600


(1) The shares granted on February 3, 1996 at $19.00 become fully vested February 3, 2000. The shares granted January 31, 1996 at $19.00 became fully vested as of March 17, 1997.

(2)  The Company granted options totaling 217,400 during fiscal 1996.

(3) As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten-year option term with an expected life of six years. Assumptions include: interest rate of 6%; annual dividend yield of 0%; and volatility of 40%.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table provides information on option exercises in fiscal 1996 by the named executive officers and the value of such officers' unexercised options at February 1, 1997.

                                                      Number of                          Value of
                                                     Unexercised                        Unexercised
                                                       Options                         In-the Money
                                                      at FY-end                      Options at FY-end
                                             -----------------------------     -----------------------------
                Shares           Value
              Acquired on       Realized                                                       Unexercisable
Name           Exercise (#)       ($)        Exercisable     Unexercisable     Exercisable          (1)
------------------------------------------------------------------------------------------------------------
Daniel J.
Hirschfeld        N/A             N/A           None            None               None            None

Dennis H.
Nelson            N/A             N/A          503,000          41,800          $7,019,488        $378,813

Scott M.
Porter            N/A             N/A           84,874          31,126          $  780,606        $281,145

James E.
Shada           20,000          $296,250        35,874          21,126          $  419,481        $192,395

Gary L.
Lalone          39,000          $557,500        16,874          21,126          $  108,606        $192,395

Wayne
Daugherty       22,000          $446,250        12,874          16,126          $   87,356        $148,020

Employment Agreements

     The Company has no employment agreements under which any employee, including the executive officers, is entitled to employment for any specific period of time. Each fiscal year each executive officer, except Daniel J. Hirschfeld, signs an acknowledgment which contains the anticipated compensation arrangement for the employee for the current fiscal year, and acknowledges that the employee is an employee at will, and that the terms of the employment arrangement can be changed by the Company or terminated by either the Company or the officer at any time. Each executive officer listed in the summary compensation table above, except Daniel J. Hirschfeld, receives a salary plus a bonus based on pre-tax and pre-bonus income as proposed in the 1997 Executive Compensation Plan. For fiscal 1997, 1996 and 1995, the acknowledgments provide base salary for each of these executive officers as follows: Dennis H. Nelson $400,000, Scott M. Porter $200,000, James E. Shada and Gary L. Lalone $175,000, and Wayne Daugherty $150,000. For fiscal 1997, the bonus amounts will be payable according to the proposed 1997 Management Incentive Plan, to be approved at the June 2, 1997 Annual Meeting of Stockholders. For fiscal 1996 and 1995, the bonus amounts were payable according to the Company's Management Incentive Plan, approved at the June 2, 1995 Annual Meeting of Stockholders. (See "Report of the Compensation Committee.")

The following table shows the bonus pool percentage established for each of the executive officers who is listed in the compensation table and who is also a participant in the Plan for fiscal 1997:


        Name                   Percentage of Bonus Pool
        ----                   ------------------------
Daniel J. Hirschfeld                   ------
Dennis H. Nelson                       24.50%
Scott M. Porter                        12.50%
James E. Shada                         11.25%
Gary L. Lalone                         11.25%
Wayne Daugherty                        10.00%

Bonuses are payable before April 15 of the year following the year to which they related and are contingent upon the employee being employed by the Company on the last day of the fiscal year. For purposes of computing bonuses for all executive officers identified in the summary compensation table except Daniel
J. Hirschfeld, "profits" mean pre-tax and pre-bonus income, excluding income on cash investments, and after deducting any bonus advances.

Compensation Committee Interlocks and Insider Participation

     On July 14, 1996, the Company loaned to Jeffrey L. Orr, Trustee of the Hirschfeld Irrevocable Insurance Trust, the principal sum of $200,000. The total amount owed to the Company by the Trust is $600,000. The loans are repayable with interest at the rate of 5 percent per annum and are represented by Promissory Notes dated July 27, 1994, July 14, 1995 and July 16, 1996, and are secured pursuant to and in accordance with the terms of a collateral assignment dated July 27, 1994, pursuant to which Jeffrey L. Orr, as Trustee, has assigned and conveyed to the Company, as security for the loan, all of the Trust's right, title and interest in a certain life insurance policy owned by the Trust and insuring the life of Daniel J. Hirschfeld. The 1996 loan completes the planned periodic premium payments due on that insurance policy, thus requiring no additional loans.

Stock Price Performance Graph

     The Stock Price Performance Graph on the following page shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return of the Company, CRSP Total Returns Index for Nasdaq Stock Market (US Companies), and CRSP Total Return Index for Nasdaq Retail Trade Stocks, using SIC codes 5200-5599, 5700-5799, and 5900-5999 (US and foreign).


                                  [LINE GRAPH]

                The Buckle, Inc.      Nasdaq Stock Market (US Companies)         Nasdaq Retail Trade Stocks
 5/08/92
 5/28/92
 6/26/92                             [TO COME]
 7/28/92
 8/28/92
 9/28/92
10/28/92
11/27/92
12/28/92
 1/28/93
 2/26/93
 3/26/93
 4/28/93
 5/28/93
 6/28/93
 7/28/93
 8/27/93
 9/28/93
10/28/93
11/26/93
12/28/93
 1/28/94
 2/28/94
 3/28/94
 4/28/94
 5/27/94
 6/28/94
 7/28/94
 8/26/94
 9/28/94
10/28/94
11/28/94
12/28/94
 1/27/95
 2/28/95
 3/28/95
 4/28/95
 5/26/95
 6/28/95
 7/28/95
 8/28/95
 9/28/95
10/27/95
11/28/95
12/28/95
 1/26/96
 2/28/96
 3/28/96
 4/26/96
 5/28/96
 6/28/96
 7/26/96
 8/28/96
 9/27/96
10/28/96
11/27/96
12/27/96
 1/28/97




Percentage of close May 31, 1992, Dividends reinvested for companies where applicable


                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

                       PROPOSALS FOR 1998 ANNUAL MEETING

     Although the date for the Annual Stockholders' meeting to be held in 1998 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which shareholders proposals must be received by the Company in order to be included in next year's Proxy Statement. According to those rules, a shareholder's proposal should be received by the Company at its office in Kearney, Nebraska on or before December 28, 1997.


By Order of the Board of Directors



Wayne Daugherty
Vice President of Operations and Secretary

Kearney, Nebraska
April 30, 1997

                                   EXHIBIT A

                                THE BUCKLE, INC.

                         1997 MANAGEMENT INCENTIVE PLAN



1.   PURPOSES

     The purposes of The Buckle, Inc. 1997 Management Incentive Plan are to motivate the Company's key employees to improve stockholder value by linking a portion of their cash compensation to the Company's financial performance, reward key employees for improving the Company's financial performance, and help attract and retain key employees.

2.   DEFINITIONS

     A.   "Award" means any cash incentive payment made under the Plan.

     B.   "Code" means the Internal Revenue Code of 1986, as amended.

     C. "Committee" means the Compensation Committee of The Buckle, Inc.'s Board of Directors, or such other committee designated by that Board of Directors. The Committee shall be comprised solely of directors who are outside directors under Section 162(m) of the Code.

     D.   "Company" means The Buckle, Inc.

     E. "Key Employee" means any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company.

     F. "Participant" means any individual to whom an Award is granted under the Plan.

     G. "Plan" means this Plan, which shall be known as The Buckle, Inc. 1997 Management Incentive Plan.

     H. "Pre-Bonus Net Income" means the Company's net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes, but including draws against such bonuses. Net income from operations does not include earnings on cash investments.

3.   ADMINISTRATION

     A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

          (i) interpret and determine all questions of policy and expediency pertaining to the Plan;

          (ii) adopt such rules, regulations, agreements, and instruments as it deems necessary for its proper administration;

          (iii) select Key Employees to receive Awards;

          (iv)  determine the terms of Awards;

          (v) determine amounts subject to Awards (within the limits prescribed in the Plan);

          (vi) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of the Company or an acquired business unit;

          (vii) grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section 162(m) of the Code);

          (viii) accelerate the payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

          (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

          (x) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

          (xi) adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Key Employees to receive Awards; and

          (xiii) amend the Plan at any time and from time to time, provided however than no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.

B. The Committee may delegate its authority to grant and administer Awards to a separate committee; however, only the Committee may grant and administer Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

4.   ELIGIBILITY

     Any Key Employee is eligible to become a Participant in the Plan.

5.   AWARDS

     A. Each Participant in the Plan shall receive an Award which shall be a fixed percentage of the Management Bonus Pool.

     B. The amount to be contributed to the Management Bonus Pool shall be based on the Company's Pre-Bonus Net Income for fiscal 1997, and shall be calculated as follows:

               (i) On the first $10 million of Pre-Bonus Net Income there shall be nothing contributed to the Management Bonus Pool.

               (ii) On Pre-Bonus Net Income in excess of $10 million ("Excess
                    Pre-Bonus Net Income"), the amount to be contributed to the Management Bonus Pool will be based upon the increase in fiscal 1997 Pre-Bonus Net Income over fiscal 1996 Pre-Bonus Net Income, as follows:


                                            Percentage of Excess Pre-Bonus
                   Increase in             Net Income to be Contributed to
              Pre-Bonus Net Income                    Bonus Pool
              --------------------         -------------------------------
                  No increase                            15.5%
                  >  0 - 10%                             17.0%
                  > 10 - 20%                             18.0%
                  > 20 - 30%                             19.0%
                  > 30%                                  20.0%

     C. No payment of an Award for the year may be made to an Executive Officer until the Company's Pre-Bonus Net Income for the year is certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company at the time the Award is actually paid

     D. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.

6.   GENERAL

     A. The Plan shall become effective as of February 2, 1997, subject to stockholder approval of the Plan at the 1997 annual meeting of the Company's stockholders. No Awards shall be made under the Plan after January 31, 1998.

     B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

     C. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of the Plan shall not be deemed to give any Key Employee or other individual the right to be selected as a Participant or to be granted an Award.

     D. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater that the rights of an unsecured creditor of the Company.

     E. The Plan shall be governed by and construed in accordance with the laws of the State of Nebraska.

PROXY                           THE BUCKLE, INC.


                2407 West 24th Street, Kearney, Nebraska 68847
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Daniel J. Hirschfeld and Dennis H. Nelson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of The Buckle, Inc. held of record by the undersigned on April 14, 1997 at the annual meeting of the shareholders to be held on June 2, 1997, or any adjournment thereof.
   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

1. ELECTION OF DIRECTORS         [ ] FOR ALL NOMINEES LISTED             [ ] WITHHOLD AUTHORITY
                                     (except as marked to the contrary)      to vote for all nominees listed.
                  D. Hirschfeld, D. Nelson, K. Rhoads, R. Campbell, W. Orr, R. Tysdal, B. Fairfield
   (INSTRUCTION: TO WITHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

   --------------------------------------------------------------------------------------------------------------------------------
2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending
   January 31, 1998.
          [ ] FOR                               [ ] AGAINST                         [ ] ABSTAIN

3. Proposal to approve the Company's 1997 Management Incentive Plan.
          [ ] FOR                               [ ] AGAINST                         [ ] ABSTAIN

                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3.

                                    DATED:                                , 1997
                                          --------------------------------

                                    --------------------------------------------
                                                      Signature

                                    --------------------------------------------
                                               Signature if held jointly

                                    Please sign exactly as your name appears.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.